UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Global Preferred Holdings, Inc.

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The following press release was issued by Global Preferred Holdings, Inc. on July 28, 2004.

FOR IMMEDIATE RELEASE

GLOBAL PREFERRED HOLDINGS IN DISCUSSIONS WITH WESTERN RESERVE LIFE
ASSURANCE COMPANY OF OHIO CONCERNING POSSIBLE ACQUISITION OF
GLOBAL PREFERRED RE LIMITED

LAS VEGAS, July 28, 2004 – Global Preferred Holdings, Inc. and Western Reserve Life Assurance Company of Ohio, a subsidiary of AEGON USA, today announced that they have entered into discussions which may lead to the acquisition of Global Preferred’s interest in Global Preferred Re Limited, the Bermuda-based life reinsurance company owned by Global Preferred Holdings.

     As currently being discussed, the transaction would involve the purchase by Western Reserve Life or an affiliate (“WRL”) of all of the outstanding shares of Global Preferred Re, the Bermuda-based reinsurance company currently wholly-owned by Global Preferred. In the proposed transaction, following the sale of Global Preferred Re to WRL, Global Preferred Holdings would liquidate its remaining assets and distribute to its stockholders all of the consideration received from WRL and any other assets of Global Preferred Holdings remaining after provision for liabilities.

     The proposed transaction would be subject to a number of contingencies, including negotiation and execution of a definitive agreement, completion of due diligence, the approval of the boards of directors of Global Preferred and WRL and all requisite regulatory, stockholder, and third-party approvals. The structure of the transaction would be subject to change based on regulatory, tax, accounting and/or other considerations. In addition, the purchase price for Global Preferred Re would be subject to adjustments on or before closing, based on statutory reserve values, statutory surplus and other financial factors. Global Preferred and WRL hope to enter into a definitive agreement for a transaction prior to the end of the third quarter of 2004. There can be no assurance that a definitive agreement with respect to the proposed transaction will be reached or that the proposed (or any) transaction will be consummated.

     “We are excited about the opportunities that a transaction with WRL could provide for our stockholders,” said Ed McKernan, president and CEO of Global Preferred. “We are pleased to be having these discussions with WRL, given the strong relationships that have existed for years between our company, our stockholders and WRL. We look forward to pursuing these discussions in hopes of reaching a final transaction.”

     “We see a transaction with Global Preferred as the natural progression of the strong, long-term relationships we have shared with Global Preferred and its stockholders,” said Jerry Vahl, President of Western Reserve Life. “These discussions have been very productive and we are hopeful that they will lead us to a transaction that will be viewed favorably by all parties.”

About Global Preferred Holdings, Inc.

Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent company of Global Preferred Re Limited, a Bermuda life reinsurer. As of March 31, 2004, Global Preferred Re reinsured over

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275,000 life insurance policies, riders and annuity contracts, which accounted for life insurance policies with an aggregate face value of over $7.5 billion and aggregate annuity contract benefits of over $250 million.

About Western Reserve Life Assurance Company and AEGON

Western Reserve Life Assurance Company of Ohio is a subsidiary of AEGON USA, which, in turn, is a subsidiary of AEGON N.V. AEGON N.V. (NYSE:AEG), with its headquarters in the Netherlands, is the holding company of one of the world’s largest listed life insurance groups ranked by market capitalization and assets. AEGON’s three major markets are the United States, the Netherlands and the United Kingdom. In addition the group is present in a number of other countries, including Spain, Canada, China, Hungary and Taiwan. Close to 85% of AEGON’s business comprises of life insurance, pensions, savings and investment products. The group employs more than 27,000 people worldwide. For more information, please visit the company’s web site at www.aegon.com.

Forward-Looking Statements

     Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

     All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, and statements including words such as “proposed”, “subject to”, “hope”, “believe”, “estimate”, “intend”, “may”, “expect”, “anticipate”, “predict”, “project”, “counting on”, “plan”, “continue”, “want”, “forecast”, “should”, “would”, “is confident” and “will” and similar expressions are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

     These forward-looking statements are subject to change and uncertainty that are beyond our control and have been made based upon our expectations and beliefs concerning future developments and their potential effect on our business. We cannot assure you that future developments will be in accordance with our expectations or that the effect of future developments will be those we anticipate. Actual results could differ materially from those we expect, depending upon the outcome of certain factors, including those described in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We have described some important factors that could cause our actual results to differ materially from our expectations in “Factors That May Affect Future Results of Operations” included as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2003. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to WRL or Global Preferred or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. WRL and Global Preferred do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information

     If a definitive agreement is reached, the proposed transaction will be submitted to Global Preferred’s stockholders for their consideration, and Global Preferred and/or WRL will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Global Preferred, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at www.gphre.com under the tab “Investor Relations” and then under the heading “Financial Reports – SEC Filings.” If a definitive agreement is reached and a joint proxy statement/prospectus is filed with the SEC, then copies of the joint proxy statement/prospectus and the SEC filings that

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will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Global Preferred Holdings, Ms. Rebecca Turner, (770) 248-3311. This news release does not constitute an offer of securities or the solicitation of an offer to acquire securities, nor is it intended as a solicitation of a proxy with respect to any proposed transaction.

     If a definitive agreement is reached, Global Preferred, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Global Preferred in connection with the transaction. Information about the directors and executive officers of Global Preferred and their ownership of Global Preferred common stock is set forth in the proxy statement, dated June 10, 2004, for Global Preferred’s 2004 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction, when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

     Investors or stockholders seeking further information should contact Global Preferred Investor Relations: Mr. Bradley Barks at (770) 248-3311. Media seeking further information should contact Global Preferred Corporate Communications: Ms. Rebecca Turner, (770) 248-3311.

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